Exhibit 3(ii)
                                                                  -------------


                     AMENDED BY-LAWS OF CNB BANCSHARES, INC.

                    (ADOPTED AND APPROVED FEBRUARY 12, 1985)
                         (AS AMENDED ON APRIL 19, 1995)

              (Incorporated under the laws of the State of Indiana)


                                    ARTICLE I

                                  SHAREHOLDERS

     SECTION  1.  ANNUAL MEETING.  The annual meeting of the shareholders of CNB
     ----------   --------------
Bancshares, Inc. ("Corporation") for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held within five (5) months after the close of each fiscal year at such place within the State of Indiana and on such date and at such time as may be determined from time to time by resolution of the Board of Directors, which place, date, and time shall be designated in the notice of the meeting. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the existing management, shall be made in writing and shall be delivered or mailed to the Chairman of the Board of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of Directors, provided however, that if less than twenty-one (21) days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the Chairman of the Board not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

     SECTION  2.  SPECIAL  MEETINGS.  Special meetings of the shareholders shall
     ----------   -----------------
be held at such place within the State of Indiana and on such date and at such time as is designated in the notice of the meeting, and may be called by the Chairman of the Board ("Chairman"), President, a majority of the Board of Directors, or by the holders of

                                      Page

not less than eighty percent (80%) of all the shares outstanding and entitled to vote on business proposed to be transacted at such meeting.

     SECTION  3.  NOTICE OF MEETINGS.  Written or printed notice of each meeting
     ----------   ------------------
of the shareholders shall be delivered or mailed at least ten (10) days before the date of the meeting to each shareholder of record entitled to vote at the meeting. Each such notice shall state the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Each such notice shall be prepared and delivered by or at the direction of the Chairman of the Board, the President, the Secretary, the Board of Directors, or the persons calling the meeting. Any notice of a shareholders' meeting sent by mail shall be deemed delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the records of the Corporation. Attendance by a shareholder at any meeting shall constitute a waiver of notice of the meeting, except when a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any notice required by this section may also be waived as provided in
Article  VIII  below.

     SECTION  4.  ORGANIZATION OF MEETINGS.  Each regular and special meeting of
     ----------   ------------------------
the shareholders of the Corporation shall be convened by the Chairman of the Board, or in the absence of the Chairman, the President, at the time and place on the date specified in the notice of the meeting. If the Chairman, or in the absence of the Chairman, the President, fails or refuses to do so, the Secretary shall so convene the meeting, or in case of a special meeting when all of them fail or refuse to do so, one of the persons calling the meeting by notice given as provided above shall so convene the meeting. If the Chairman, or in the absence of the Chairman, the President, is present at the meeting, he shall act as its chairman, but if he fails or refuses to so act, a chairman for the meeting shall be elected. If the Secretary is present at the meeting, he shall act as its secretary, but if he fails or refuses to so act, the Chairman shall appoint the secretary for the meeting.

     SECTION  5.  QUORUM.  A majority of the outstanding shares entitled to vote
     ----------   ------
at any meeting of the shareholders, represented in person or by proxy, shall constitute a quorum for the transaction of business (except as otherwise provided in or required by the Articles of Incorporation) at the meeting, but if the holders of a majority of the outstanding shares entitled to vote at a meeting are not represented in person or by proxy at the time and place fixed for such meeting, then a majority of the shares actually represented in person or by proxy at such meeting may adjourn the meeting successively to a specified date not more than ninety (90) days after the adjournment, and no notice need be given of the adjournment to shareholders not present at the meeting.

     SECTION 6.  PROXIES.  Each shareholder entitled to vote at a meeting of the
     ---------   -------
shareholders may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact and filed with the Secretary at or before the meeting. A telecopied proxy, which on its face purports to be properly dated and signed, shall be a valid proxy.

     SECTION  7.  VOTING  AND  REQUISITE  VOTE.  In  voting on all matters, each
     ----------   ----------------------------
outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at any meeting of the shareholders; and every decision of the majority of a quorum shall be valid as a corporate act unless a larger vote is required at any time by law, by the Articles of Incorporation, or by these By-Laws.

     SECTION  8.  LIST  OF  SHAREHOLDERS.  At  least  five  (5) days before each
     ----------   ----------------------
meeting of the shareholders at which Directors are to be elected, the Officer having charge of the transfer book for shares of the Corporation shall make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each shareholder and the number of shares held by each shareholder. The list shall be kept on file at the registered office of the Corporation for five
(5) days prior to the meeting and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the meeting.

                                   ARTICLE II

                                    DIRECTORS

     SECTION  1.  POWERS  AND  NUMBER.  The  property  and  business  of  the
     ----------   -------------------
Corporation shall be managed by the Board of Directors. The number of Directors to constitute the Board of Directors shall not be less than six (6) nor more than twenty (20), with the number of Directors to be fixed or changed from time to time, within the minimum and maximum of the foregoing range, by resolution of the Board of Directors. No person may be elected to the Board of Directors at a time when he has reached the age of seventy (70) years.

     SECTION  2.  ELECTION  AND  TERMS  OF  DIRECTORS  AND FILLING OF VACANCIES.
     ----------   -------------------------------------------------------------
Directors shall be classified and shall serve for terms as more particularly set forth in Article VII of the Articles of Incorporation. Vacancies upon the Board of Directors shall be filled in the manner set forth in said Article VII of the Articles of Incorporation.

     SECTION  3.  REMOVAL  OF  DIRECTORS.  Directors shall be subject to removal
     ----------   ----------------------
from office in accordance with applicable provisions of law and the provisions of Section 2 of Article VII of the Articles of Incorporation of the Corporation.

     SECTION 4.  REGULAR MEETINGS.  Immediately following each annual meeting of
     ---------   ----------------
the shareholders, a regular meeting of the Board of Directors shall be held for the election of Officers and for such other business as may properly come before the meeting. Other regular meetings of the Board of Directors shall be held, without notice, on the third Tuesday of each month at the principal business office of the Corporation or at any other convenient place duly authorized by the Board, except that no regular meetings of the Board of Directors shall be held in the months of February and August. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

     SECTION  5.  SPECIAL  MEETINGS.  Special meetings of the Board of Directors
     ----------   -----------------
may be held at any date, time, and place upon the call of the Chairman of the Board or the President or twenty-five percent (25%) of the members of the Board of Directors. Written notice of the date, time, place, and purposes of each special meeting shall be delivered personally to each Director by or at the direction of the Chairman, the President, or the Secretary at least forty-eight
(48) hours before the time set for the meeting, or shall be sent by mail at least ninety-six (96) hours before the time set for the meeting or by telegraph forty-eight (48) hours before the time set for the meeting, to the last known address of each Director.

     SECTION 6.  NOTICES AND WAIVER THEREOF.  Any notice of a regular or special
     ---------   --------------------------
meeting of the Board of Directors sent by mail or telegraph shall be deemed to be delivered: (i) in the case of notice by mail, when deposited in the United States mail, postage prepaid, addressed to the Director at his last known address; or (ii) in the case of notice by telegraph, when delivered in written form, cost prepaid, addressed to the Director at his last known address, to a telegraph office for transmission. Any required notice of a regular or special meeting of the Board of Directors shall be deemed to have been waived by any Director who attends the meeting, except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any required notice of a regular or special meeting of the Board of Directors also may be waived as provided in
Article  VIII  below.

     SECTION  7.  QUORUM AND POWERS OF THE MAJORITY.  A majority of the Board of
     ----------   ---------------------------------
Directors shall constitute a quorum for the transaction of business. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 8.  ACTION OF THE BOARD OF DIRECTORS WITHOUT A MEETING.  Any action
     ---------   --------------------------------------------------
which is required to be or may be taken at a meeting of the Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the Directors. The consents shall have the same force and effect as a unanimous vote of all the Directors at a meeting duly held, and may be stated as such in any certificate or document filed under the Indiana General Corporation Act. The Secretary shall file the consents with the minutes of the meetings of the Board of Directors.

                                   ARTICLE III

                                    OFFICERS

     SECTION 1.  ELECTION.  The Board of Directors shall elect a Chairman of the
     ---------   --------
Board and a Chief Executive Officer, both of whom shall be members of the Board of Directors (the same person may hold both positions) and shall elect a Secretary. In addition, the Board of Directors may elect a President, a Treasurer and such number of Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other Officers as the Board of Directors may from time to time deem necessary.

     SECTION 2.  TENURE.  Each Officer shall hold his office for the term of one
     ---------   ------
year and until his successor is duly elected and qualified, unless sooner removed by the Board of Directors. Any Officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served by the Officer's removal, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. A vacancy in any office for any reason may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION  3.  CHAIRMAN  OF  THE  BOARD.  The  Chairman shall preside at each
     ----------   ------------------------
meeting of the shareholders and the Board of Directors. He shall be an ex officio member of all committees established by the Board of Directors with the exception of the Audit Committee and the Compensation and Corporate Structure Committee. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-Laws to some other Officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and, in general, he shall perform all duties incident to the office of the Chairman and other such duties as from time to time may be assigned to him by the Board.

     SECTION  4.  CHIEF  EXECUTIVE  OFFICER.  The  Chief Executive Officer shall
     ----------   -------------------------
have general executive powers in conducting the affairs of the Corporation as well as the specific powers conferred by these By-Laws. The Chief Executive Officer shall be the principal officer of the Corporation and shall have all powers of the Board of Directors pertaining to the management of the business of the Corporation between meetings of the Board and the Executive Committee and such further powers as may be conferred upon him by these By-Laws or the Board of Directors or the Executive Committee, from time to time. The Chief Executive Officer, in the absence of the Chairman of the Board, shall perform the duties and exercise the powers of the Chairman.

     SECTION 5.  PRESIDENT.  The President of the Corporation, in the absence of
     ---------   ---------
the Chairman of the Board, shall preside at each meeting of the shareholders and the Board of Directors. He shall also serve the Association in such capacities and perform such duties as may be assigned to him, from time to time, by the Board of Directors or the Chief Executive Officer.

     SECTION  6.  VICE  PRESIDENT.  If  the President is unable to act, then the
     ----------   ---------------
Vice Presidents in order of their election to office, or if there is no Vice President, the

Secretary, shall become Acting President and in that capacity perform all of the duties of the President, unless some other Officer is designated by the Board of Directors to perform those duties. The Vice Presidents shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the Chairman.

     SECTION  7.  THE  SECRETARY.  The  Secretary  shall  be  secretary  of  all
     ----------   --------------
meetings of the shareholders. The Secretary shall also be secretary of all meetings of the Board of Directors when he is present. The Secretary shall keep the minutes of meetings of the shareholders and the Board of Directors, and all shareholders' and Directors' consents to action, in books maintained for that purpose. The Secretary shall have custody of the seal of the Corporation (if any), shall have custody of all books, instruments, documents, and papers of the Corporation entrusted to the Secretary by the Board of Directors or other Officers, and shall perform such other duties as are provided elsewhere in these By-Laws and as may from time to time be prescribed by the Board of Directors or by the Chairman. If the Secretary is unable to act, then the Assistant Secretaries (if any) in order of their election to office shall perform the Secretary's duties. The Secretary or any Assistant Secretary may affix the seal (if any) to all instruments, documents, and papers required to be sealed and may attest the seal and the signature of other Officers when necessary.

     SECTION  8.  THE  TREASURER.  The  Treasurer,  under  the  supervision  and
     ----------   --------------
control at all times of the Board of Directors or the Chairman, shall have custody of the funds and securities of the Corporation, shall keep such funds and securities deposited in such financial institutions or in such other manner as the Board of Directors may from time to time direct, shall keep full and accurate account of the income and expenses of the Corporation in books kept for that purpose, and shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the Chairman. If the Treasurer is unable to act, then the Assistant Treasurers (if any) in the order of their election to office shall perform the Treasurer's duties.

     SECTION  9.  EXECUTION  OF  INSTRUMENTS,  DOCUMENTS,  AND  PAPERS.  All
     ----------   ----------------------------------------------------
instruments, documents, and papers required to be executed by the Corporation shall be signed by such Officer or Officers or such other person or persons and in such manner as the Board of Directors may from time to time prescribe, except that all instruments, documents, and papers required to be executed in the ordinary course of business of the Corporation, and all instruments, documents, and papers which the Board of Directors have determined shall be executed by the Corporation but have not required to be executed by any particular Officer or Officers or other person or persons, may be signed by the Chairman of the Board or the President, and the seal (if any) and the Chairman of the Board's or President's signature thereto may be attested by the Secretary or any Assistant Secretary, without prior authorization by the Board of Directors.

                                   ARTICLE IV

                                   FISCAL YEAR

     The fiscal year of the Corporation shall be as established from time to time by the Board of Directors.

                                    ARTICLE V

                                      STOCK

     SECTION  1.  CERTIFICATES.  The shares of stock of the Corporation shall be
     ----------   ------------
represented by certificates (except fractional shares, which may be represented by certificates or, in the discretion of the Board of Directors, scrip) in such form, not inconsistent with the Articles of Incorporation, as are approved by the Board of Directors. Each certificate shall be signed by the Chairman, President or a Vice President and also by the Secretary, an Assistant Secretary or such other officer as designated by the Board and sealed with the seal of the Corporation (if any). Each certificate shall designate the name of the person to whom issued and shall have plainly stated upon its face the number and class of shares which it represents and the par value of each share or a statement that such shares have no par value. No share of stock of the Corporation shall be issued until the entire consideration for the share has been received by the Corporation. When issued, all shares of stock of the Corporation shall be deemed full-paid and are non assessable.

     SECTION  2.  REGISTERED  OWNERS.  Except as otherwise provided by law, only
     ----------   ------------------
the persons whose names are registered on the books of the Corporation as shareholders shall have the right to vote and to receive dividends.

     SECTION 3.  TRANSFER.  Transfer of shares of stock of the Corporation shall
     ---------   --------
be registered on the books of the Corporation only when the certificates representing the shares are presented for transfer at the principal office of the Corporation by the owner of the certificates or the owner's attorney-in-fact. The Board of Directors may adopt such rulings and regulations not inconsistent with law or these By-Laws as it deems expedient concerning the issuance, transfer, and registration of certificates.

     SECTION  4.  CLOSING  OF  TRANSFER  BOOKS  AND FIXING OF RECORD DATES.  The
     ----------   --------------------------------------------------------
Board of Directors shall have power to close the share transfer books of the Corporation for a period not exceeding fifty (50) days prior to the date of any meeting of the shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion, or exchange of shares will become effective; provided, however, that instead of closing the share transfer books the Board of Directors may fix in advance a date, not exceeding fifty (50) days prior to the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion, or exchange of shares becomes effective, as a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting and any adjournment of the meeting, or entitled to receive payment of the dividend, or entitled to the allotment of rights, or entitled to exercise rights in respect of the change, conversion, or exchange of shares, as the case may be. Only the shareholders who are shareholders of record on the date of closing the share transfer books, or on the record date so fixed, shall be entitled to notice of, and to vote at, the meeting and any adjournment of the meeting, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise rights in respect of the change, conversion, or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the share transfer books or the record date so fixed. If the Board of Directors does not close the share transfer book or so fix a record date, the twentieth (20th) day prior to the date of the meeting, or the date the dividend is declared, or the date the other right is announced, as the case may be, shall be the record date.

     SECTION  5.  DIVIDENDS.  Subject  to  limitations  upon  the  payment  of
     ----------   ---------
dividends as may from time to time be imposed by law, the Articles of Incorporation, or these By-Laws, the Board of Directors in its discretion may from time to time declare and cause the Corporation to pay dividends on its outstanding shares in cash, property, or shares of stock of the Corporation.

                                   ARTICLE VI

                                 INDEMNIFICATION

     SECTION  1.  Every  person  (and the heirs, executors and administrators of
     ----------
such person) who is or was a Director or Officer of this Corporation or who, at the request of this Corporation, served in any position or capacity or on any committee for this Corporation or in any other corporation, partnership, association, trust, foundation, not-for-profit corporation, employee benefit plan or other organization or entity, shall be indemnified by the Corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding in which either (i) such person is wholly successful, thereby entitling such person to Mandatory Indemnification, or (ii) such person is not wholly successful but it is nevertheless determined, pursuant to the procedures set forth below in Section 2 of this Article VI of these By-Laws, that such person acted in good faith and that such person reasonably believed that (a) in the case of conduct in his official capacity, his conduct was in the Corporation's best interests, or (b) in all other cases, his conduct was at least not opposed to the best interests of such Corporation, entity or organization, and, in addition with respect to any criminal action or proceeding, either had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, thereby entitling such person to Permissive Indemnification. The terms "claim," "action," "suit" or "proceeding" shall mean and include any claim, action, suit or proceeding (whether brought by or in the right of the Corporation or any other corporation or otherwise), civil, criminal, administrative or investigative action, or threat thereof, in which a Director or Officer of the Corporation (or his heirs, executors or administrators) may become involved as a party or otherwise:

    (a) by reason of his being or having been a Director or Officer of the Corporation, or of any subsidiary corporation of the Corporation, or of any other corporation where he served as such at the request of the Corporation, or

    (b) by reason of his acting or having acted in any position or capacity or on any committee for this Corporation or any subsidiary corporation of the Corporation, or in any position or capacity in or for a partnership, association, trust, foundation, not-for-profit corporation, employee benefit plan or other organization or entity where he served as such at the request of the Corporation, or

    (c) by reason of any action taken or not taken by him in any such capacity, whether or not he continues in such capacity at the time such liability or expense shall have been incurred.

The terms "liability" and "expenses" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by or on behalf of, a person, and excise taxes assessed with respect to an employee benefit plan, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the Corporation. The term "wholly successful" shall mean termination of any action, suit or proceeding against the person in question without any finding of liability or guilt against him or the expiration of a reasonable period of time after the making of any claim or threat of an action, suit or proceeding without the institution of the same, without any payment or promise made to induce a settlement.

     SECTION  2.  With  regard  to Permissive Indemnification, the determination
     ----------
that  a person acted in good faith and that such person reasonably believed that
(a) in the case of conduct in his official capacity, his conduct was in the Corporation's best interests, or (b) in all other cases, his conduct was at least not opposed to the best interests of the Corporation, and, in addition, with respect to any criminal action or proceeding, either had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful with regard to a specific claim, action, suit or proceeding in or as to which such person is not wholly successful shall be made by or for the Board of Directors of the Corporation in the manner hereinafter described. Any request for such indemnification must first be proposed to the Board of Directors of the Corporation, and a motion for such indemnification may be made by any Director of the Corporation, including a Director who is seeking such indemnification for himself. If a quorum of Directors eligible to decide the matter exists with the limitations and requirements of I.C. 23-1-37-12(b)(1), such Directors may either (i) decide the question themselves;
(ii) refer the matter to Special Legal Counsel for decision pursuant to I.C. 23-1-37-12(b)(3)(A); or (iii) decline to take any action to either decide the question of such indemnification or refer the matter for decision to Special

Legal Counsel. If there does not exist a quorum of Directors eligible to decide the matter within the limitations and requirements of I.C. 23-1-37-12(b)(1), a majority of the entire Board of Directors may either (i) refer the matter to a committee of two or more Directors who are eligible to vote thereon pursuant to I.C. 23-1-37-12(b)(2) who may either decide the matter themselves or refer the matter to Special Legal Counsel for decision pursuant to I.C. 23-1-37-12(b)(3)(A); (ii) if such a committee cannot be appointed, refer the matter to Special Legal Counsel pursuant to the procedures described in I.C. 23-1-37-12(b)(3)(B); or (iii) decline to take any action to refer the matter of such indemnification to a committee or to Special Legal Counsel. Any decision on the question of entitlement to such Permissive Indemnification by a majority of a quorum of the Board of Directors eligible to vote pursuant to I.C. 23-1-37-12(b)(1); by a special committee of eligible Directors pursuant to I.C. 23-1-37-12(b)(2); or by Special Legal Counsel duly appointed pursuant to the provisions of I.C. 23-1-37-12(b)(3), shall be in the sole and absolute discretion of such person or persons who are to make such determination. If it is determined and decided that such Permissive Indemnification should be given in a specific situation, the authorization for such indemnification and a determination of the amount thereof shall be made in accordance with the procedures and requirements of I.C. 23-1-37-12(c). For purposes of this Section 2, Permissive Indemnification shall be deemed to have been denied (i) if a majority of any group of persons who are to decide the question do not vote in favor of the proposed indemnification; (ii) if the Board of Directors or any committee thereof declines to take any permitted action to either decide the question, refer it to a committee, or refer it to Special Legal Counsel; (iii) if no decision is made by the person or persons who were to decide such question within a period of six (6) months after such indemnification was first proposed to the Board of Directors of the Corporation; or (iv) to the extent that the dollar amount of any indemnification to be made by the Corporation is less than the total dollar amount of indemnification proposed or requested to be made. If proposed Permissive Indemnification is denied, the question may not be reconsidered at any subsequent time by the Corporation.

     SECTION  3.  Expenses  incurred  with respect to any claim, action, suit or
     ----------
proceeding may be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless he is entitled to indemnification under this Article of these By-Laws.

     SECTION 4.  The rights of Mandatory and Permissive Indemnification provided
     ---------
in this Article of the By-Laws shall be in addition to any rights to which any such person may otherwise be entitled by contract, as matter of law, or pursuant to I.C. 23-1-37. Any person claiming the right to indemnification pursuant to any provisions of these By-Laws may at any time apply for indemnification to or seek review of any decision denying indemnification or determining the amount thereof by a court pursuant to I.C. 23-1-37-11. Persons who are not Directors or Officers of the Corporation but who are Directors or Officers of any subsidiary may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

     SECTION  5.  Irrespective of the provisions of this Article of the By-Laws,
     ----------
the Board of Directors may, at any time or from time to time, approve indemnification of Directors and Officers or other persons to the full extent permitted by the provisions of the Indiana Business Corporation Law at the time in effect, whether on account of past or future transactions.

     SECTION  6.  To  the  extent not inconsistent with Indiana law as in effect
     ----------
from time to time, the Board of Directors may, at any time or from time to time, approve the purchase and maintenance of insurance on behalf of any such Director, Officer or other person arising out of his status as a Director, Officer, Employee or agent of the Corporation or any corporation, partnership, association, employee benefit plan, trust, foundation, not-for-profit corporation or other organization or entity in which he served as such at the request of the Corporation, whether or not the Corporation would have the power to indemnify him under the provisions of this Article of the By-Laws. In the event that any expense or liability otherwise subject to indemnification hereunder is covered entirely or in part by any insurance, the indemnification provided for by this Article of these By-Laws shall only be available, if at all, as to any uninsured liability or expense or that portion which is in excess of the amount of all available insurance coverage. Under no circumstances shall any insurer or other person making payment under such an insurance policy or contract be subrogated to the rights of any person entitled to indemnification under this Article of these By-Laws.

     SECTION 7.  Any and all references contained in Article VI of these By-Laws
     ---------
to any provision, section, sub-section or portion of the Indiana Code (I.C.) shall mean the Indiana Code as the same existed on January 1, 1987, and no subsequent amendment, repeal, modification, change, or judicial invalidation of any provision of the Indiana Code subsequent to January 1, 1987, shall alter, modify, or otherwise affect these By-Laws, and these By-Laws shall be construed and interpreted under the statutory law of the State of Indiana as it existed as of the date of adoption of these By-Laws.

     SECTION  8.  The  indemnification  herein  required  or  permitted by these
     ----------
amended indemnification By-Laws shall be a contractual obligation, undertaking and commitment of the Corporation as to any person who either continued to serve or commenced to serve, following the date of the adoption of these amended indemnification By-Laws, as a Director or Officer of this Corporation or any subsidiary of this Corporation, or in any other position or capacity, at the request of this Corporation or any subsidiary corporation, on any committee, partnership, association, trust, foundation, not-for-profit corporation, employee benefit plan, or other organization or entity, and no subsequent amendment or repeal of these By-Laws and no judicial decision invalidating the legislation authorizing the indemnification provided for by these By-Laws or invalidating all or any part of these indemnification By-Laws shall in any manner deny, diminish, limit, restrict, or qualify the indemnification herein provided for any such person who so continued to serve or commenced to serve with regard to any claim concerning any matter which occurred, which commenced to occur, or which continued to occur subsequent to the adoption of these amended indemnification By-Laws and prior to any such amendment, repeal, or judicial invalidation.

                                   ARTICLE VII

                                      SEAL

          If the Board of Directors so determines, the Corporation shall adopt as a seal a circular device with the name of the Corporation around the border.

                                  ARTICLE VIII

                                WAIVER OF NOTICE

     Whenever any notice of a meeting is required to be given by law, the Articles of Incorporation, or these By-Laws, a waiver of the notice in writing, signed by the person or persons entitled to the notice, whether before or after the meeting for which the notice would otherwise be required, and filed with the Chairman of the Board, the President or Secretary, shall be deemed equivalent to the giving of the notice.

                                   ARTICLE IX

                        ADOPTION AND AMENDMENT OF BY-LAWS

     The Board of Directors shall have the power to make, alter, amend, or repeal the By-Laws of the Corporation and to adopt new or additional By-Laws which are not inconsistent with applicable law and the Articles of Incorporation; provided, however, that notice of each proposed amendment of or other change in the By-Laws shall be given to each Director at least ten (10) days prior to the date of the meeting at which the proposed amendment or other change will be submitted for consideration and action by the Board of Directors.

                                    ARTICLE X

                                   COMMITTEES

     SECTION  1.  COMMITTEES.  The  Board  of  Directors  may,  upon  the
     ----------   ----------
recommendation of the Chairman of the Board, by resolution designate two or more Directors to constitute such committee or committees as the Board shall deem advisable and shall designate Directors to constitute the committees provided for in the following Sections of this Article X. Each such committee, to the extent provided in these By-Laws or any such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation; provided that the designation of such committee or committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. The Board of Directors may designate officers, employees or other persons who are not Directors of the Corporation to serve as ex officio members of any committee.

     SECTION  2.  EXECUTIVE  COMMITTEE.  The  Board of Directors shall designate
     ----------   --------------------
three or more Directors to constitute an Executive Committee, which Committee shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, except such as the Board only, by law, is authorized to perform. The Chairman of the Board shall be a member of such Committee and shall act as Chairman thereof; a majority of the members of such Committee shall be Directors who are not officers or employees of the Corporation. The Committee shall report its actions in writing at each regular meeting of the Board of Directors, which shall approve or disapprove the report and record such action in the minutes of the meeting.

     SECTION  3.  AUDIT COMMITTEE.  The Board of Directors shall designate three
     ----------   ---------------
or more Directors to constitute an Audit Committee. Audit Committee members shall be appointed by the Board annually or more often. The membership, structure and responsibilities of the Audit Committee shall be such as to be in compliance with Section 36 of the Federal Deposit Insurance Act, as amended, 12 CFR Part 363, the official Guidelines and Interpretations thereto, and any other related implementing regulations, as the same are applicable to a holding company performing for its subsidiaries comparable services and functions as are required of the subsidiaries under such laws and regulations.

     The Audit Committee shall have and may exercise all of the authority of the Board of Directors with respect to the review and examination of the financial affairs and the accounting and control matters of the Corporation and its subsidiaries. The results of such examinations shall be reported, in writing, to the Board at the regular meeting thereafter.

     It shall also be the duty of the Audit Committee to oversee and review the Corporation's annual internal audit; to nominate the independent auditors of the Corporation for appointment by the Board of Directors; to ratify all accountants' fees rendered during the year; and to recommend to the Board such changes in the manner of doing business, etc., as shall be deemed advisable.

     It shall also be the duty of the Audit Committee to review and discuss with the Board of Directors and the Corporation's independent public accountant: management's reports concerning compliance with safety and soundness laws, internal control structures and procedures for financial reporting; the independent public accountant's reports and attestations; the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system; the scope of the audit services; significant audit policies; audit conclusions regarding significant accounting estimates; the selection and termination and resolution of any significant disagreements with the independent public accountant.

     The Audit Committee shall also be authorized to engage independent legal counsel at its discretion. The Audit Committee shall further be authorized to, at its sole discretion, consult and consider the advice of a panel of advisors made up of members of the Board of Directors of The Citizens National Bank of Evansville as to the discharge of any of its responsibilities hereunder.

     SECTION  4.  COMPENSATION  AND CORPORATE STRUCTURE COMMITTEE.  The Board of
     ----------   -----------------------------------------------
Directors shall designate three or more Directors to constitute a Compensation and Corporate Structure Committee. Compensation and Corporate Structure Committee members shall be appointed by the Board annually or more often. The Compensation and Corporate Structure Committee shall review the competency and effectiveness of management of the Corporation and its subsidiaries; the soundness and adequacy of compensation programs, including fringe benefit plans and programs, compliance with regulations and the like; the approval of salaries of Corporation officers and salaries of senior management of its subsidiaries; the formulation of policy on and administration of special Corporation programs such as stock option plans, executive incentive plans, stock purchase plans for employees and the like. It shall also be the duty of the Compensation and Corporate Structure Committee to formulate and adopt overall management structure and organization policies, including selection, recruiting, management development and succession of the senior management of the Corporation and its subsidiaries. The Compensation and Corporate Governance Committee shall report all of its findings and recommendations to the Board of Directors for its action thereon.

     SECTION  5.  NOMINATING  AND  CORPORATE GOVERNANCE COMMITTEE.  The Board of
     ----------   -----------------------------------------------
Directors shall designate three or more Directors to constitute a Nominating and Corporate Governance Committee. Nominating and Corporate Governance Committee members shall be appointed by the Board annually or more often. The Nominating and Corporate Governance Committee shall recommend to the Board a slate of nominees for directors to be presented on behalf of the Board for election by shareholders at each annual meeting of the Corporation and shall recommend to the Board persons to fill vacancies on the Board. It shall also be the duty of the Nominating and Corporate Governance Committee to review the procedures and other matters related to the governance of the Corporation and its subsidiaries generally, including, but not limited to, the composition, size and committee structure of the boards of directors of the Corporation's subsidiaries and the background and qualifications of the members of the boards of directors of the Corporation's subsidiaries and to submit to the full Board of Directors any recommended actions to be taken with respect to matters within the Committee's jurisdiction.

     SECTION  6.  LOAN COMMITTEE.  The Board of Directors may designate three or
     ----------   --------------
more Directors to constitute a Loan Committee. Loan Committee members shall be appointed by the Board annually or more often. In the absence of the appointment of a Loan Committee, the Executive Committee shall perform the functions of the Loan Committee. The Loan Committee shall have and may exercise all of the authority of the Board of Directors with respect to the adequacy of credit policies and procedures adopted by the Corporation and its subsidiaries; the monitoring of trends in the loan portfolio of the Corporation and its subsidiaries; and the approval of loans, and review of loans previously approved, that exceed an amount specified by resolution of the Board of Directors of the Corporation or its subsidiaries.

     SECTION  7.  SHAREHOLDER  VALUE  COMMITTEE.  The  Board  of Directors shall
     ------------------------------------------
designate three or more Directors to constitute a Shareholder Value Committee. Shareholder Value Committee members shall be appointed by the Board annually or more often. The Shareholder Value Committee shall review and consider the Corporation's ongoing long-range strategic plans, with specific emphasis on the expansion of the Corporation's business in both existing and new market areas, and the maximization of the long-term value of the Corporation's franchise, including merger and acquisition activity. The Shareholder Value Committee shall report all of its findings and recommendations to the Board of Directors for its action thereon.

     SECTION 8.  APPOINTMENT OF COMMITTEES.  The Board of Directors may appoint,
     -------------------------------------
from time to time, other committees for such purposes and with such powers and tenure as the Board may determine to be advisable.


                                   ARTICLE XI

                          REDEMPTION OF CONTROL SHARES

     SECTION  1.   CORPORATE  SHARE  ACQUISITIONS.  The  Indiana  Business
     -----------   ------------------------------
Corporation Law (Indiana  Code     23-1-42-1  et seq.) contains a "control share
                                              -- ---
acquisition" provision which is designed to increase the protection of dispersed shareholders when a prospective acquirer seeks to obtain a dominant position in an Indiana corporation which has stock registered under the federal securities laws. The provision permits disinterested shareholders (defined in Indiana Code 23-1-42-3 as essentially all shareholders other than the acquiror, officers of the corporation or employees who are also directors of the corporation) to decide whether voting power should be given to an acquirer's "control shares." Control shares are not all shares owned by an acquiring person, but only shares acquired in a control share acquisition (which can be acquired in separate purchases over a considerable period of time, see Indiana Code 23-1-42-2) that, when added to the acquiring person's pre-acquisition holdings, put the acquirer over any one of three thresholds of corporate voting power -- one-fifth, one-third or one-half. If any person proposing to make or who has made a control share acquisition does not file an "acquiring person statement" with the issuing corporation or if the control shares are not accorded full voting rights by disinterested shareholders, the control shares are subject to redemption at the option of the corporation; provided that the articles of incorporation or bylaws of the corporation whose shares are acquired authorize such redemption. By virtue of this Article XI, the Corporation is authorized to redeem control shares as permitted under Indiana Code 23-1-42-1 et seq. in accordance with the procedures set forth in Section 3 of this Article
-- ---
XI. All capitalized terms used in Sections 2 through 4 of this Article XI have the meanings set forth in Section 4 of this Article XI.

     SECTION 2.   RIGHT OF REDEMPTION.   The Corporation may redeem, at any time
     ----------   -------------------
during the Redemption Period, Control Shares from an Acquiring Person for an amount equal to the Fair Value of the Control Shares.

     SECTION  3.   REDEMPTION  PROCEDURE.   In  the  event  that the Corporation
     -----------   ---------------------
shall  desire to exercise its right to redeem Control Shares as provided in this
Article XI, it shall give notice of such redemption to the Acquiring Person by mailing first class, postage prepaid, a notice of such redemption to the Acquiring Person's address as it shall appear upon the Corporation's books. The notice of redemption shall (i) describe the Control Shares to be redeemed, (ii) state the date fixed for redemption, (iii) indicate the Fair Value of the Control Shares, and (iv) state that payment of the Fair Value of the Control Shares to be redeemed shall be made at the principal offices of the Corporation upon presentation and surrender of the certificate or certificates representing such Control Shares (duly endorsed to the Corporation or in blank). Any notice of redemption which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Acquiring Person receives such notice. If the notice of redemption shall have been given as above provided, the Fair Value of the Control Shares shall become due and payable on the date and at the place stated in such notice upon presentation and surrender of the certificate or certificates representing such Control Shares (duly endorsed to the Corporation or in blank). From and after the date of the notice of redemption, the Control Shares shall no longer be deemed issued and outstanding and all rights of the Acquiring Person with respect to such Control Shares shall cease and terminate, except for the Acquiring Person's right to receive Fair Value for such Control Shares as herein provided.

     SECTION  4.   DEFINITIONS.   As used in Section 2 through 4 of this Article
     -----------   -----------
XI,  the  following  terms  shall  have the respective meanings set forth below:

          "Acquiring Person" shall mean any Person (or two or more Persons acting cooperatively or in concert) that acquires Control Shares.

          "Acquiring Person Statement" shall mean a written notice from an Acquiring Person to the Corporation which satisfies the requirements of Indiana Code 23-1-42-6.

          "Control Shares" shall have the meaning provided therefor in Indiana Code 23-1-42-1.

          "Fair Value" shall mean the mean average per share closing price for shares of the same class as the Control Shares on the principal exchange on which such shares are listed for trading or, if not traded on an exchange, then the average of the closing bid and asked prices quoted over-the-counter or the average closing price reported on the NASDAQ National Market System, if admitted for quotation thereon, for the 20 business days immediately preceding the earlier of the public announcement or the commencement of the Control Share acquisition by the Acquiring Person (as such prices are reported in the Wall
Street Journal or, if not so reported, in any nationally recognized financial journal or newspaper).

          "Person" shall have the meaning provided therefor in Indiana Code 23-1-20-18.

          "Redemption Period" shall mean the period commencing on the date that an Acquiring Person first acquires Control Shares and ending on the earlier to occur of (i) the date sixty (60) days after the last acquisition of Control Shares by such Acquiring Person, or (ii) the date that the Corporation receives an Acquiring Person Statement from such Acquiring Person; provided, however,
                                                              --------  -------
that  in  the  event  that,  pursuant  to

Indiana Code 23-1-42-9, the Control Shares are not accorded full voting rights by the shareholders of the Corporation, the Redemption Period shall also include the period from and after the date of the shareholder meeting (referred to in Indiana Code 23-1-42-7) at which the shareholders determined not to grant full voting rights to the Control Shares.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

     SECTION  1.  PRIOR BY-LAWS SUPERSEDED.  All present and existing By-Laws of
     ----------   ------------------------
this  Corporation are hereby expressly repealed and superseded by these By-Laws.


     SECTION  2.  GENDER.  As  used herein, all references to the masculine, all
     ----------   ------
masculine pronouns and masculine forms of other words or phrases shall be construed as also meaning and including the feminine.


                        * * * * * * * * * * * * * * * * *


                                  CERTIFICATION

     Certified to be a true copy of the By-Laws, now in force and effect, of CNB Bancshares, Inc., Evansville, Indiana.

     Dated  this  28th  day  of  April,  1995.


(SEAL)

                          /s/  David  L.  Knapp

                          Secretary  of  the  Board